GMX RESOURCES INC.
------------------
FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION CONTACT:

Ken L. Kenworthy, Sr.                                 Ken L. Kenworthy, Jr.
Executive V. P., CFO                                  President, CEO
405.600.0711 x16                                      405.600.0711 x11

GMX RESOURCES INC. ANNOUNCES YEAR END PROVED RESERVES MORE THAN DOUBLE TO 160 BCFE AND CAPITAL EXPENDITURE BUDGET FOR 2006 TRIPLES

OKLAHOMA CITY, OKLAHOMA, THURSDAY, JANUARY 19, 2006 GMX RESOURCES INC., NASDAQ
NMS: `GMXR'; WARRANTS: `GMXRW', (please visit WWW.GMXRESOURCES.COM for more information on the warrants, the Company and recent investor presentations). GMXR announced today that its estimated proved reserves grew 149% from 64 BCFE on 12/31/04 to 160 BCFE on 12/31/05 and GMXR'S reserves are now 93% natural gas according to its independent engineer, Sproule Associates Inc. "The Company has tripled its capital expenditures budget for 2006 from $31 million to $93 million, which will be funded by internally generated cash flow, additional debt and proceeds from warrants that expire on February 12, 2006," stated Ken L. Kenworthy, Sr., Executive Vice President of GMXR.

GMXR and PENN VIRGINIA OIL & GAS L.P ("PVOG"), a wholly-owned subsidiary of PENN VIRGINIA CORPORATION (NYSE: PVA) have also recently agreed to have 4 rigs drillings in the JV areas in East Texas. GMXR expects to have 2 company owned rigs and a shared rig with PVOG (1 of the 4) working in its 100% owned area. Currently, the capital expenditures budget for 2006 is based on drilling and completing 72 gross wells and 43 net wells compared to the net 12 wells completed in 2005.

2005 PROVED RESERVES AND PRODUCTION GUIDANCE

Sproule Associates Inc., an independent engineering and consulting firm, estimated GMXR'S 12/31/05 proved reserves grew 149% to 160 BCFE from 64 BCFE on 12/31/04 and reserves are now 93% natural gas according to its report. Year end 2005 reserves and production and company estimates of production for 2006 are set forth below:

------- ---------- ----------                        -------------- -------------- ----------- -----------
         12/31/04   12/31/05                          4TH QTR 2005   1ST QTR 2006   YEAR 2005   YEAR 2006
------- ---------- ----------                        -------------- -------------- ----------- -----------
             BCFE       BCFE
------- ---------- ----------                        -------------- -------------- ----------- -----------
   PDP       14.7       26.3      Production BCFE             .825         .9-1.1         2.2     5.5-6.5
------- ---------- ----------                        -------------- -------------- ----------- -----------
  PDNP        7.8       17.9     Exit Rate mmcfepd             9.5          12-13         9.5       20-25
------- ---------- ----------                        -------------- -------------- ----------- -----------
   PUD       41.8      115.5
------- ---------- ----------

------- ---------- ----------
 TOTAL       64.3        160
------- ---------- ----------

There are 86 Cotton Valley Sand (CVS) producers across the properties that were used to support 175 CVS PUD well locations, which were limited to an 80 acre offset to a producer within 3,000 feet. The ratio of CVS PUD wells to producing wells is 2:1. Average estimated ultimate recoveries (EUR) of proved undeveloped (CVS PUDS) reserves per well increased in the report at year end 2005 to .996 BCFE net and 1.24 BCFE gross (using a 20% royalty interest), which is an 18% increase in per well EURs over last years 1.05 BCFE gross EUR. Internally estimated probable and possible reserves at year end 2005 were 267 BCFE and 60 BCFE, respectively, due to increased CVS EURs and acreage additions.

Ken Kenworthy, Jr., Chief Executive Officer of GMXR stated, "We and PVOG collectively now have four CVS rigs drilling and two additional rigs in our development plans for 2006. We have one owned rig operating and another under construction for drilling in our 100% area. Ownership of two rigs should reduce costs of development for 2006. This increased drilling level, our continued growth in acreage additions, as well as other projects in the Lower & Upper Travis Peak and the Pettit, should contribute to steep production and reserve growth throughout the year."

GMXR has also recently received notification from its lending bank of a re-determination of its borrowing base under its credit facility from the previous amount of $17 million to $24 million, with a required quarterly reduction of the borrowing base by $1.5 million beginning March 31, 2006. The next scheduled re-determination of the borrowing base is as of April 1, 2006. At year end 2005, we had no borrowings outstanding on credit facility.

GMX RESOURCES INC. is a rapidly growing independent E & P company. Key Gas Resource Play in Cotton Valley Sands, Travis Peak Sands & Pettit Limes; North Carthage Field, East Texas, Panola & Harrison County; "Tight Gas Sands" on the Sabine Uplift; 93% Natural Gas; Core Area: 97% of Value; Stacked Multiple Reservoirs; Drilled 56 CVS Wells, 5 Travis Peak Wells since inception in 1998; 26,700 gross / 15,700 net acres; 625 gross / 373 net CVS Locations; 6 Yrs of Development 6 Rigs. Headquartered in Oklahoma City, Oklahoma, GMXR has interests in 94 gross/57.6 net producing wells and operates 67% of its reserves. 52-week price range $7.31 - $42.27; 30 Day Average Daily Volume - 304,210 shares; Common Stock Outstanding - 10,271,101 shares; Institutional Ownership - 54%; Management maintains 24% equity stake. The Company's strategy is to develop its resource play with multiple rigs, increase production, grow its natural gas reserves and continue to build shareholder value.

This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. They include statements regarding the company's financing plans and objectives, drilling plans and objectives, related exploration and development costs, number and location of planned wells, reserve estimates and values, statements regarding the quality of the company's properties and potential reserve and production levels. These statements are based on certain assumptions and analysis made by the company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes appropriate in the circumstances, including the assumption that there will be no material change in the operating environment for the company's properties. Such statements are subject to a number of risks, including but not limited to commodity price risks, drilling and production risks, risks relating to the company's ability to obtain financing for its planned activities, risks related to weather and unforeseen events, governmental regulatory risks and other risks, many of which are beyond the control of the company. Reference is made to the company's reports filed with the Securities and Exchange Commission for a more detailed disclosure of the risks. For all these reasons, actual results or developments may differ materially from those projected in the forward-looking statements.

The Securities and Exchange Commission has generally permitted oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use the terms "probable" and "possible" reserves, reserve "potential" or "upside" or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC's guidelines may prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the company.